SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On November 11, 2010, we held our Annual Meeting of Stockholders in San Diego, California.

(b) At the Annual Meeting, our stockholders (i) elected each of our three nominees for director, (ii) approved an increase in the maximum aggregate limit of directors’ fees that we may pay in any fiscal year to all non-executive directors, as a group, from the current limit of $400,000 to a maximum aggregate amount not to exceed $800,000 during any fiscal year; (3) approved an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 350,000,000 shares; and (4) ratified the selection of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2011.

The results of each proposal voted on at the Annual Meeting are set forth below.

Proposal 1: Election of three directors, each to serve for a three-year term. The nominees for election as directors at the Annual Meeting were Kieran Gallahue, Michael Quinn and Richard Sulpizio.

Name	For	Against	Abstain	Broker Non-Vote
Kieran Gallahue	110,465,664	1,889,051	63,568	8,964,489
Michael Quinn	102,623,666	9,527,479	267,138	8,964,489
Richard Sulpizio	111,340,054	1,007,532	70,697	8,964,489

Proposal 2: To approve an increase in the maximum aggregate limit of directors’ fees that we may pay in any fiscal year to all non-executive directors, as a group, from the current limit of $400,000 to a maximum aggregate amount not to exceed $800,000 during any fiscal year.

For	Against	Abstain	Broker Non-Votes
90,928,062	20,744,202	746,019	8,964,489

Proposal 3: To amend our certificate of incorporation to increase the number of authorized shares of common stock from 200,000,000 to 350,000,000 shares.

For	Against	Abstain	Broker Non-Votes
97,726,227	23,140,469	515,276	N/A

Proposal 4: Ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2011.

For	Against	Abstain	Broker Non-Votes
120,457,296	793,265	131,411	N/A

(c) Not applicable.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: November 15, 2010	RESMED INC.

	By:	/S/ DAVID PENDARVIS
	Name:	David Pendarvis
	Its:	Secretary, Global General Counsel, & Senior Vice President – Organizational Development